EX 99(e)(3)

                                                                      LINKLATERS
                                                                      & ALLIANCE


                               INNOGY HOLDINGS plc


                     Rules of the Innogy Holdings Unapproved

                           Executive Share Option Plan



                  Adopted by Directors:                 17 August 2000
                  Approved by shareholders:          29 September 2000









                                                  LINKLATERS
                                                  One Silk Street
                                                  London EC2Y 8HQ

                                                  Telephone: (44-20) 7456 2000
                                                  Facsimile: (44-20) 7456 2222

                                                  Ref: BAP/EZZM

Rules of the Innogy Holdings Unapproved Executive Share Option Plan

Background

This document sets out the terms of the replacement options to be granted to participants in the National Power Executive Share Option Scheme whose employment was transferred outside the National Power Group under the terms of the Demerger Agreement dated o 2000 which became effective in the UK on the o 2000. It is intended that participants who agree to accept the invitation to surrender their options over shares in National Power PLC will conditional on the Demerger becoming effective be granted replacement options over shares in Innogy Holdings plc. The replacement options will be on terms set out in these Rules which reflect the terms and value of the surrendered options.

1      Definitions

1.1 In this Scheme, the following words and expressions shall bear, where the context so admits, the meanings set forth below:

       "Appropriate Period" has the meaning given by Paragraph 15(2) of Schedule 9 to the Taxes Act;

       "Associated Company" means in relation to the Company:

       (i)    any company which has Control of the Company;

       (ii) any company (other than a Participating Company) which is under the Control of the company mentioned in (i) above;

       "Auditors" means the auditors of the Company for the time being;

       "Board" means the board of directors of the Company, or a duly authorised committee thereof;

       "Close Company" means a close company as defined in Section 414(1) of the Taxes Act as varied by Paragraph 8 of Schedule 9 to the Taxes Act;

       "Company" means Innogy Holdings plc (registered in England and Wales No. 3987817);

       "Control" means the meaning given by Section 840 of the Taxes Act;

       "Deemed Date of Grant" means the date on which National Power PLC granted the Participant a Former Option which was released in consideration for the grant of the Option;

       "Demerger" means the demerger by National Power PLC of Innogy;

       "Demerger Date" means o 2000;

              (a) "Eligible Employee" means any individual who is a director or employee or former director or employee who held a Former Option and who has agreed to release his Former
                     Option in consideration for the grant of an Option equivalent to the Former Option,

       "Employees' Share Scheme" has the meaning given by Section 743 of the Companies Act 1985;


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       "Executive  Share Option Scheme" means an employees'  share option scheme in which participation is solely at the discretion of directors;

       "Exercise Price" means the total amount payable in relation to the exercise of an Option, whether in whole or in part, being an amount equal to the relevant Option Price multiplied by the number of Shares in respect of which the Option is exercised;

       "Former Option" means an option under the National Power Executive Share Option Scheme which has been released in consideration for the grant of an option;

       "Formula" means the formula for calculating the Option Price and the number of Shares comprised in an Option, as set out below:

                     MV
             -----------------    =  Number of Shares under Option
                    IHOS


     Total option exercise price payable under Former Option

     ---------------------------------------------  =   Option Price
                   Number of Shares
                     under Option


       MV means the average mid-market closing price of a National Power Ordinary Share as derived from the London Stock Exchange Daily Official List for the last 3 trading days before Demerger multiplied by the number of National Power Ordinary Shares under a Participant's Former Option.

       IHOS means the average mid-market closing Share price as derived from the Londont Stock Exchange Daily Official List for the first 3 trading days after Demerger;

       "Grant Period" means the period of 42 days commencing on any of the following:

       (i)    the Demerger Date;

       (ii) the day on which any Shares are first admitted to the Official List of The London Stock Exchange;

       (iii) the day immediately following the day on which the Company makes an announcement of its results for the last preceding financial year, half-year or other period; or

       (iv) any day on which the Board resolves that exceptional circumstances exist which justify the grant of Options;

       "Material Interest" has the meaning given by Section 187(3) of the Taxes Act;

       "Member of a Consortium" has the meaning given by Section 187(7) of the Taxes Act;

       "National Power Share" means an ordinary share in the capital of National Power PLC;


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

       "Option" means a right to acquire Shares under the Scheme which is either subsisting or is proposed to be granted;

       "Option Price" means the amount payable for each Share subject to the Option and is calculated by reference to the Formula and if the Shares are to be subscribed it must not be less than the nominal value of a Share but subject to any adjustment pursuant to Rule 8;

       "Participant"  means an Eligible  Employee who has been granted an Option
       under  the  Scheme  or  (where  the  context  so  admits)  the   personal
       representatives of any such person;

       "Participating Company" means:

       (v)    the Company; and

       (vi) any other company which is under the Control of the Company, is a Subsidiary of the Company and is for the time being designated by the Board as a Participating Company;

       "Pensionable Age" means pensionable age within the meaning of Schedule 4 of the Pensions Act 1995;

       "Scheme" means the Innogy Holdings Unapproved Executive Share Option Plan in its present form, or as from time to time amended in accordance with the provisions hereof;

       "Share" means a share in the capital of the Company which satisfies the conditions specified in Paragraphs 10 to 14 (inclusive) of Schedule 9 to the Taxes Act;

       "Subsidiary" means the meaning given by Section 736 of the Companies Act 1985;

       "Taxes Act" means the Income and Corporation Taxes Act 1988;

       "The London Stock Exchange" means London Stock Exchange plc.

1.2 Words and expressions not otherwise defined herein have the same meanings as they have in the Taxes Act.

1.3 References in these Rules to any statutory provisions are to those provisions as amended, extended or re-enacted from time to time, and shall include any regulations made thereunder. The Interpretation Act 1978 shall apply to these Rules mutatis mutandis as if they were an Act of Parliament.

2      Grant of Options

2.1 The Board may, during a Grant Period, grant Options at the Option Price to Eligible Employees nominated by it in its absolute discretion. The Option Price and the number of Shares placed under Option will be calculated in accordance with the Formula. An Option will only be granted to replace a Former Option which has been released.

2.2 The Board may grant an Option subject to such objective condition or conditions of exercise as it may determine. No waiver, variation or amendment of any such condition may be made unless it is in accordance with the terms of such condition or, where any waiver, variation or amendment is at the discretion of the Board, it shall only be exercised in a manner which the Board has determined as fair and reasonable.


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2.3    The grant of an Option  shall be subject to  obtaining  any  approval  or consent required under the provisions of the document "Admission of Securities to Listing" published by The London Stock Exchange, of the City Code on Take-overs and Mergers, or of any regulations or enactment.

3      Option Characteristics

3.1 The Company shall issue to each Participant an option certificate in such form as the Board may from time to time prescribe. The option certificate shall be sealed or executed in such other manner as to take effect in law as a deed. No payment to the Company shall be required on the grant of an Option.

3.2 Subject to the rights of exercise by the Participant's personal representatives pursuant to Rule 4.2, every Option shall be personal to the Participant to whom it is granted and shall not be transferable or in any way alienable.

4      Rights of Exercise and Lapse of Options

4.1    An Option:

       4.1.1 save as provided in Rules 4.2, 4.3, 4.5 and Rule 5 shall not be exercised earlier than the third anniversary of the Deemed Date of Grant;

       4.1.2 save as provided in Rules 4.2, 4.3 and Rule 5 may only be exercised by a Participant whilst he is a director or employee of a Participating Company or an Associated Company;

       4.1.3 may not be exercised at a time when the Participant has, or has had within the preceding 12 months, a Material Interest in a Close Company which is:

              (i)    the Company; or

              (ii) a company which has Control of the Company or is a Member of a Consortium which owns the Company;

       4.1.4 save as provided in Rules 4.2, 4.3 and Rule 5 may only be exercised if any conditions (as waived, varied or amended) pursuant to Rule 2.3 have been fulfilled to the satisfaction of the Board.

4.2 An Option may be exercised in the period of one year following the date of death of a Participant.

4.3 An Option may be exercised within the period of one year following the date on which the Participant ceases to hold an office or employment with a Participating Company or an Associated Company if such cessation is as a result of:

       4.3.1  injury or disability;

       4.3.2 pregnancy provided that a woman who cease to hold an office or employment with a Participating Company or an Associated Company due to pregnancy will be regarded as having left employment on the date on which she indicates that she does not intend to return to work. If there is no such indication she will be regarded as having left employment on the last day on which she is entitled to return to work under the Employment Rights Act 1996, (unless she does not in fact return to work on that day) or any later date specified in the terms of her employment;


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

       4.3.3  ;redundancy within the meaning of the Employment Rights Act1996;

       4.3.4 retirement two or more years after the Deemed Date of Grant, whether at Pensionable Age or any other age at which he is bound or entitled to retire in accordance with the terms of his contract of employment;

       4.3.5  early retirement by agreement with his employer;

       4.3.6 the company which employs him ceasing to be under the Control of the Company;

       4.3.7 the company which employs him (not being under the Control of the Company) ceasing to be an Associated Company;

       4.3.8 the transfer or sale of the undertaking or part-undertaking in which he is employed to a person who is neither under the Control of the Company nor an Associated Company;

       4.3.9 any other reason, at the discretion of the Board (exercised prior to such cessation).

       PROVIDED THAT if the Participant ceases to hold the said office or employment as a result of any of the reasons specified in 4.3.1 to 4.3.9 above the Board may extend the period of exercise so that the Option shall remain exercisable from the date of the said cessation of office or employment until the date which is six months after the later of the third anniversary of the Deemed Date of Grant or the third anniversary of the last occasion (if any) on which an approved option was exercised by the Participant whilst he was a director or employee of a Participating Company or an Associated Company in circumstances which qualified for relief from income tax.

4.4 Options shall lapse upon the occurrence of the earliest of the following events:

       4.4.1  the 10th anniversary of the Deemed Date of Grant;

       4.4.2 the expiry of any of the periods specified in Rule 4.2 and 4.3 (save that if at the time any of the applicable periods under Rule
              4.3 expire, time is running under the period in Rule 4.2, the Option shall not lapse by reason of this Rule 4.4.2 until the expiry of the period under Rule 4.2);

       4.4.3  the expiry of any of the periods  specified  in Rules 5.3, 5.4 and
              5.5 save where an Option is released in consideration of the grant of a New Option over New Shares in the Acquiring Company (during one of the periods specified in Rules 5.3 and 5.4) pursuant to Rule 5.6;

       4.4.4  the  Participant  ceasing to hold an office or  employment  with a
              Participating   Company   or  an   Associated   Company   in   any
              circumstances other than:

              (i) where the cessation of office or employment arises on any of the grounds specified in Rules 4.2 and 4.3; or

              (ii) where the cessation of office or employment arises on any grounds whatsoever during any of the periods specified in Rule 5;

       4.4.5 subject to Rule 5.5 the passing of an effective resolution, or the making of an order by the Court, for the winding-up of the Company;

       4.4.6 the Participant being deprived of the legal or beneficial ownership of the Option by operation of law, or doing or omitting to do anything which causes him to be so deprived or becomes bankrupt.


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

4.5 If a Participant, whilst continuing to hold an office or employment with a Participating Company or an Associated Company, is transferred to work in another country and as a result of that transfer the Participant will either:

       4.5.1 become subject to income tax on his remuneration in the country to which he is transferred and the Board is satisfied that as a result he will suffer a tax disadvantage upon exercising an Option; or

       4.5.2 become subject to restrictions on his ability to exercise an Option or to deal in the Shares issuable upon the exercise of that Option by reason of or in consequence of, the securities laws or exchange control laws of the country to which he is transferred, the Participant may exercise the Option in the period commencing three months before and ending three months after the transfer takes place.

5      Takeover, Reconstruction and Amalgamation, and Liquidation

5.1 If any person obtains Control of the Company as a result of making an offer to acquire Shares which is either unconditional or is made on a condition such that if it is satisfied the person making the offer will have Control of the Company, an Option may be exercised within six months of the time when the person making the offer has obtained Control of the Company and any condition subject to which the offer is made has been satisfied.

5.2 For the purposes of Rule 5.1 a person shall be deemed to have obtained Control of the Company if he and others acting in concert with him have together obtained Control of it.

5.3 If any person becomes bound or entitled to acquire Shares under Sections 428 to 430F of the Companies Act 1985 or Articles 421 to 423 of the Companies (Northern Ireland) Order 1986, an Option may be exercised at any time when that person remains so bound or entitled.

5.4 If under Section 425 of the Companies Act 1985 or Article 418 of the Companies (Northern Ireland) Order 1986 the Court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, an Option may be exercised within six months of the Court sanctioning the compromise or arrangement.

5.5 If notice is duly given of a resolution for the voluntary winding-up of the Company, an Option may be exercised within two months from the date of the resolution.

5.6    If any company (the "Acquiring Company"):

       5.6.1  obtains Control of the Company as a result of making:

              (i) a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the Acquiring Company will have Control of the Company; or

              (ii) a general offer to acquire all the shares in the Company which are of the same class as the Shares which may be acquired by the exercise of Options,

              in either case ignoring any Shares which are already owned by it or a member of the same group of companies; or


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

       5.6.2 obtains Control of the Company in pursuance of a compromise or arrangement sanctioned by the Court under Section 425 of the Companies Act 1985 or Article 418 of the Companies (Northern Ireland) Order 1986; or

       5.6.3 becomes bound or entitled to acquire Shares under Sections 428 to 430F of the Companies Act 1985 or Articles 421 to 423 of the Companies (Northern Ireland) Order 1986,

       any Participant may at any time within the Appropriate Period, by agreement with the Acquiring Company, release any Option which has not lapsed (the "Old Option") in consideration of the grant to him of an Option (the "New Option") which (for the purposes of Paragraph 15 of
       Schedule 9 to the Taxes Act) is equivalent to the Old Option but relates to shares in a different company (whether the Acquiring Company itself or some other company falling within Paragraph 10(b) or (c) of Schedule 9 to the Taxes Act).

5.7 The New Option shall not be regarded for the purposes of Rule 5.6 as equivalent to the Old Option unless the conditions set out in Paragraph 15(3) of Schedule 9 to the Taxes Act are satisfied, but so that the provisions of the Scheme shall for this purpose be construed as if:

       5.7.1 the New Option were an option granted under the Scheme at the same time as the Old Option;

       5.7.2 except for the purposes of the definitions of "Participating Company" and "Subsidiary" in Rule 1, the reference to Innogy Holdings plc in the definition of the "Company" in Rule 1 was a reference to the different company mentioned in Rule 5.6;

       5.7.3  Rule 10.2 were omitted.

6      Manner of Exercise

       An Option may be exercised, in whole or in part, by the delivery to the Secretary of the Company or its duly appointed agent of an option certificate covering at least all the Shares over which the Option is then to be exercised, with the notice of exercise in the prescribed form duly completed and signed by the Participant (or by his duly authorised agent) together with a remittance for the Exercise Price payable in respect of the Shares over which the Option is to be exercised. If any conditions must be fulfilled before an Option may be exercised, the delivery of the option certificate shall not be treated as effecting the exercise of an Option unless and until the Board is satisfied that the conditions have been fulfilled.

7      Issue or Transfer of Shares

7.1 Subject to Rule 7.3, Shares to be issued pursuant to the exercise of an Option shall be allotted within 28 days following the date of effective exercise of the Option.

7.2 Subject to Rule 7.3, the Board shall procure the transfer of any Shares to be transferred to a Participant pursuant to the exercise of an Option within 28 days following the date of effective exercise of the Option.

7.3 The allotment or transfer of any Shares under the Scheme shall be subject to obtaining any such approval or consent as is mentioned in Rule 2.6 above.


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7.4    Shares issued pursuant to the Scheme will rank pari passu in all respects with the Shares then in issue, except that they will not rank for any rights attaching to Shares by reference to a record date preceding the date of exercise.

7.5 Shares transferred pursuant to the Scheme will not be entitled to any rights attaching to Shares by reference to a record date preceding the date of exercise.

7.6 .If and so long as the Shares are listed on United Kingdom Official List, the Company shall apply for any Shares issued pursuant to the Scheme to be admitted to the Official List of the United Kingdom Listing Authority and to dealing on the London Stock Exchange as soon as practicable after the allotment thereof

8      Adjustments

8.1 The number of Shares over which an Option is granted and the Option Price thereof shall be adjusted in such manner as the Board shall determine and the Auditors shall certify in writing to be in their opinion fair and reasonable following any capitalisation issue, rights issue, subdivision, consolidation, or reduction of share capital of the Company to the intent that (as nearly as may be without involving fractions of a Share or an Option Price calculated to more than two places of decimals) the Exercise Price payable in respect of an Option shall remain unchanged.

8.2 Apart from this Rule 8.2, an adjustment under Rule 8.1 above may have the effect of reducing the Option Price to less than the nominal value of a Share. Where an Option subsists over both issued and unissued Shares, any such adjustment may only be made if the reduction of the Option Price of Options over issued and unissued Shares can be made to the same extent. Any adjustment made to the Option Price of unissued Shares shall only be made if and to the extent that the Board shall be authorised to capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of the Shares in respect of which the Option is exercisable exceeds the adjusted Exercise Price. The Board may apply such sum in paying up such amount on such Shares so that on exercise of any Option in respect of which such a reduction shall have been made the Board shall capitalise such sum (if any) and apply the same in paying up such amount as aforesaid.

8.3 The Board may take such steps as it may consider necessary to notify Participants of any adjustment made under this Rule 8 and to call in, cancel, endorse, issue or reissue any option certificate consequent upon such adjustment.

8.4 Options may be adjusted, following variations in the share capital of the Company, other than those specified in Rule 8.1 but only with the prior approval by Ordinary Resolution of the members of the Company in general meeting. Any such adjustments shall be made in accordance with Rule 8.1 to 8.3 (inclusive).

9      Administration

9.1 Any notice or other communication under or in connection with the Scheme may be given by personal delivery or by sending the same by post, in the case of a company to its registered office, and in the case of an individual to his last known address, or, where he is a director or employee of the Company or an Associated Company, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment, and where a notice or other communication is given by first-class post, it shall be deemed to have been received 48 hours after it was put into the post properly addressed and stamped.

9.2 The Company may distribute to Participants copies of any notice or document normally sent by the Company to the holders of Shares.

9.3 In the case of partial exercise of an Option the Board may in consequence call in, endorse, cancel and reissue, as it considers appropriate, any option certificate for the balance of the Shares over which the Option was granted.

9.4 If any option certificate shall be worn out, defaced or lost, it may be replaced on such evidence being provided as the Board may require.

9.5 The Company shall at all times keep available for allotment unissued Shares at least sufficient to satisfy all Options under which Shares may be subscribed or to procure that sufficient Shares are available for transfer to satisfy all Options under which Shares may be acquired.

9.6 The decision of the Board in any dispute relating to an Option or the due exercise thereof or any other matter in respect of the Scheme shall be final and conclusive subject to the certification of the Auditors having been obtained when so required by Rule 8.

9.7 In any matter in which they are required to act hereunder the Auditors shall be deemed to be acting as experts and not as arbitrators.

9.8 The costs of introducing and administering the Scheme shall be borne by the Company.

10     Alterations

10.1 Subject to Rule 10.2, the Board may at any time alter or add to all or any of the provisions of the Scheme in any respect.

10.2 Subject to Rule 10.3, no alteration or addition to the advantage of Participants or employees shall be made under Rule 10.1 to such of the provisions of the Scheme as relate to any of the following:

       10.2.1 the persons to whom Options may be granted;

       10.2.2 limitations on the grant of Options;

       10.2.3 the determination of the price at which Shares may be acquired by the exercise of Options;

       10.2.4 the adjustment of Options (including the provisions in Rule 8.1);

       10.2.5 the restrictions on the exercise of Options;

       10.2.6 the rights to be attached upon their issue to Shares issued upon the exercise of Options;

       10.2.7 the rights of Participants on the winding-up of the Company;

       10.2.8 the transferability of Options; and

       10.2.9 the terms of Rule 10;

       without the prior approval by ordinary resolution of the members of the Company in general meeting.


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

10.3   Rule 10.2 shall not apply to any alteration or addition which:

       10.3.1 is necessary or desirable to comply with or take account of the provisions of any proposed or existing legislation, or to take advantage of any changes to the legislation or to take account of any of the events mentioned in Rule 5 or to obtain or maintain favourable taxation treatment of the Company, any Subsidiary or any Participant; and

       10.3.2 does not affect the definition of "Option Price".

10.4 No alteration or addition shall be made under Rule 10.1 which would abrogate or adversely affect the subsisting rights of a Participant unless it is made:

       10.4.1 with the consent in writing of such number of Participants as hold Options under the Scheme to acquire 75 per cent of the Shares which would be issued or transferred if all Options granted and subsisting under the Scheme were exercised; or

       10.4.2 by a resolution at a meeting of Participants passed by not less than 75 per cent of the Participants who attend and vote either in person or by proxy;

       and for the purpose of this Rule 10.4 the Participants shall be treated as the holders of a separate class of share capital and the provisions of the Articles of Association of the Company relating to class meetings shall apply mutatis mutandis.

10.5 Notwithstanding any other provision of the Scheme other than Rule 10.1 the Board may, in respect of Options granted to Eligible Employees who are or who may become subject to taxation outside the United Kingdom on their remuneration, amend or add to the provisions of the Scheme and the terms of Options as it considers necessary or desirable to take account of or to mitigate or to comply with relevant overseas taxation, securities or exchange control laws provided that the terms of Options granted to such Eligible Employees are not overall more favourable than the terms of Options granted to other Eligible Employees.

10.6 As soon as reasonably practicable after making any alteration or addition under Rule 10.1, the Board shall give written notice thereof to any Participant affected thereby.

11     General

11.1 The Scheme shall terminate on 6 December 2000 or at any earlier time by the passing of a resolution by the Board or an ordinary resolution of the Company in general meeting. Termination of the Scheme shall be without prejudice to the subsisting rights of Participants.

11.2 The Company and any Subsidiary of the Company may provide money to the trustees of any trust or any other person to enable them or him to acquire shares to be held for the purposes of the Scheme, or enter into any guarantee or indemnity for those purposes, to the extent not prohibited by Section 151 of the Companies Act 1985.

11.3   Nothing in this  Scheme  will in any way be  construed  as  imposing on a
       Participating Company a contractual obligation as between the Participating Company and an Eligible Employee to offer participation in this Scheme.

       Any person who ceased to be an employee of any Participating Company or any Associated Company or any company which is under the Control of the Company because


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

       of dismissal or termination of employment (however caused) or who is under notice of termination of employment will in no circumstances be entitled to any compensation in respect of the operation of the Scheme or the provisions of the Taxes Act. If necessary that person's terms of employment will be varied accordingly.

11.4 These Rules shall be governed by and construed in accordance with the laws of England.

11.5 The Company, any employing company or the trustees of any employee benefit trust may withhold any amount and make any such arrangements as it considers necessary to meet any liability to taxation or social security contributions in respect of Options granted to a Participant. These arrangements may include the sale of any Shares on behalf of the Participant, unless the Participant discharges the liability himself.


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